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                                                                    EXHIBIT 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We consent to the incorporation by reference in the registration statement of Circa Pharmaceuticals, Inc. on Form S-4, of our report dated February 7, 1995, on our audits of the consolidated financial statements and financial statement schedule of Circa Pharmaceuticals, Inc. as of December 31, 1994 and 1993, and for the years ended December 31, 1994, 1993 and 1992. We also consent to the reference to our Firm under the caption "Experts."

                                          COOPERS & LYBRAND L.L.P.

Melville, New York
June 13, 1995.